UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2010

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.	Other Events.

Hologic, Inc. is filing this Current Report on Form 8-K to reflect certain accounting changes described below with respect to the financial information contained in its Annual Report on Form 10-K for the year ended September 26, 2009 (the “2009 Form 10-K”), which was filed with the Securities and Exchange Commission (SEC) on November 24, 2009, and to provide a schedule setting forth the Company’s ratio of earnings to fixed charges for the periods set forth in that report. The information contained in this Current Report on Form 8-K is not an amendment to or restatement of the 2009 Form 10-K.

Retrospective Application of FSP APB 14-1. As previously disclosed in the 2009 Form 10-K, in May 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”) (codified within Accounting Standards Codification 470, Debt). FSP APB 14-1 requires separate accounting for the liability and equity components of certain convertible debt instruments, that include cash settlement features, in a manner that reflects the issuer’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. We adopted FSP APB 14-1 effective September 27, 2009. FSP APB 14-1 requires retrospective application to all periods presented, and early adoption was not permitted. The adoption of FSP APB 14-1 impacts the historical accounting for our Convertible Notes and results in additional non-cash economic interest cost being reflected in the consolidated statements of operations. The retrospective application of FSP APB 14-1 resulted in the recognition of additional net interest expense from the amortization of the debt discount of our Convertible Notes, offset by lower amortization of deferred financing costs, of $65.5 million and $48.1 million in fiscal years 2009 and 2008, respectively. In addition, this retrospective application increased our net loss by $40.4 million and $30.0 million in fiscal years 2009 and 2008, respectively, and also resulted in our diluted net loss per share increasing by $0.16 and $0.12 in fiscal years 2009 and 2008, respectively.

The retrospective application of FSP APB 14-1 impacts only the following items of the 2009 Form 10-K, which are attached hereto in exhibit 99.1 and included in this Current Report on Form 8-K:

*Part II, Item 6 — Selected Financial Data

*Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations

*Part II, Item 7A — Quantitative and Qualitative Disclosures About Market Risk

*Part IV, Item 15(a)(1) — Financial Statements

All other information in the 2009 Form 10-K remains unchanged, except for a minor reclassification adjustment to the consolidated balance sheets described in Note 2 in the consolidated financial statements. This Current Report on Form 8-K does not modify or update the disclosures contained in the 2009 Form 10-K in any way, nor does it reflect any subsequent information, activities or events, other than as required to reflect the adoption of FSP APB 14-1 as described above. Without limitation to the foregoing, this Current Report on Form 8-K does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the 2009 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is included in our Quarterly Report on Form 10-Q for the three months ended December 26, 2009, in which we adjusted the unaudited consolidated financial statements for the prior year quarter ended December 27, 2008 to reflect the retrospective application of FSP APB 14-1. This Current Report on Form 8-K should be read in conjunction with the 2009 Form 10-K (except for Items 6, 7, 7A and 15(a)(1) which are included in this Current Report on Form 8-K) and our Quarterly Report on Form 10-Q for the three months ended December 26, 2009. Unaffected items of our 2009 Form 10-K have not been repeated in this Current Report on Form 8-K.

Ratio of Earnings to Fixed Charges. Our ratio of earnings to fixed charges for the periods presented in this Current Report on Form 8-K is set forth in Schedule 12 attached to this report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

12.1	Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

99.1	Updates to the Annual Report on Form 10-K for the fiscal year ended September 26, 2009 as follows:

Part II, Item 6 — Selected Financial Data
Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 7A — Quantitative and Qualitative Disclosures About Market Risk
Part IV, Item 15(a)(1) — Financial Statements

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: March 19, 2010	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

12.1	Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

99.1	Updates to the Annual Report on Form 10-K for the fiscal year ended September 26, 2009 as follows:

Part II, Item 6 — Selected Financial Data
Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 7A — Quantitative and Qualitative Disclosures About Market Risk
Part IV, Item 15(a)(1) — Financial Statements

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document